Exhibit 99.1
INVESTOR RELATIONS UPDATE
October 5. 2009
General Comments
•	2009 Capacity Guidance — For 2009, domestic mainline capacity will be down eight to ten percent while total mainline capacity will be down four to six percent. Express capacity will be down four to six percent.
•	Cash — As of June 30, 2009, the Company had approximately $2.3 billion in total cash and investments, of which $0.6 billion was restricted. In addition, as of June 30, 2009, the Company’s Auction Rate Securities had a book value of $214 million ($411 million par value). While these securities are held as investments in non-current marketable securities on our balance sheet, they are included in our unrestricted cash calculation. Included in the Company’s restricted cash balance as of June 30, 2009 was $45 million related to letters of credit collateralizing certain counterparties to the Company’s fuel hedging transactions. In addition, as of June 30, 2009, the Company had $20 million in cash deposits held by counterparties to its fuel hedging transactions, which are not included in the total cash balance.
During the third quarter, the Company completed an underwritten public offering of common stock. The net proceeds from this transaction, including the exercise of the overallotment option, after transaction costs, was approximately $137 million. US Airways anticipates that the ending third quarter total cash and investments balance will be approximately $2.0 billion of which approximately $0.5 billion will be restricted.
•	Fuel — US Airways uses costless collars on Heating Oil Futures as a fuel-hedging vehicle. For 3Q09, the Company had approximately 8 percent of its consolidated fuel consumption (11 percent mainline) hedged, and anticipated paying between $2.04 and $2.09 per gallon of jet fuel (including taxes and hedges). The weighted average collar range of the hedges in place is between $3.44 and $3.64 per gallon of heating oil, or between $138 and $147 per barrel of crude oil. Forecasted volume, fuel prices, hedge percentages, and equivalent price per barrel of crude oil are provided in the table below. The Company has not entered into any new hedge contracts since the third quarter, 2008.
•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is excluded in the CASM guidance given below.
•	Cargo / Other Revenue — Cargo / Other Revenue includes: cargo revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, Materials Services Company (MSC), and inflight service revenues. The Company’s a la carte revenue initiatives are expected to generate in excess of $400 million in revenue in 2009.
•	Taxes / NOL — As of December 31, 2008, NOL available for use by the Company is approximately $1.49 billion. Of this amount, approximately $1.44 billion is available to reduce federal taxable income in 2009. In the first six months of 2009, the Company recognized a tax loss, which increased Federal NOL available to approximately $1.89 billion as of June 30, 2009.
The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As a result, in accordance with SFAS No. 109, “Accounting for Income Taxes,” income tax benefits are not recognized in the Company’s statement of operations. Future utilization of the NOL will result in a corresponding decrease in the valuation allowance and offset the Company’s tax provision dollar for dollar. As of June 30, 2009 the Company’s federal valuation allowance is $699 million and the state valuation allowance is $93 million.
The Company reported a loss in the six months ended June 30, 2009 and did not recognize a tax provision in this period. To the extent profitable for the full year 2009, the Company will use NOL to reduce federal and state taxable income. The Company does not expect to be subject to AMT liability in 2009; however, it could be obligated to record and pay state income tax related to certain states where NOL may be limited or not available to be used.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
October 5. 2009
Mainline Comments
•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.
•	Other revenues were reduced in the third quarter from previous guidance due primarily to lower dividend miles revenue related to the economic downturn and lower checked baggage volumes. Despite this reduction, the Company continues to expect its a la carte revenue initiatives to generate more than $400 million in incremental revenue in 2009.

	1Q09A	2Q09A	3Q09E	4Q09E	FY09E
Mainline Guidance
Available Seat Miles (ASMs) (bil)	17.0	18.3	~18.7	~16.7	~70.7
CASM ex fuel, special items & profit sharing (YOY % change) [1]	8.63	8.14	+0% to +2%	+3% to +5%	+0% to +2%

Cargo Revenues ($ mil)	24	20	~20	~25	~90
Other Revenues	269	272	~275	~285	~1,100

Fuel Price (incl hedges and taxes) ($/gal) (as of 9/28/09)	2.23	2.07	2.04 to 2.09	1.85 to 1.90	2.04 to 2.09
Fuel Gallons Consumed (mil)	258	278	~285	~259	~1,079

Percent Hedged			11%	—	18%
Weighted Avg. Heating Oil Collar Range ($/gal)			3.44 to 3.64	—	3.41 to 3.61
Weighted Avg. Jet Fuel Equivalent (incl, transport, and refining margin) ($/gal)			3.51 to 3.71	—	3.46 to 3.66

Weighted Avg. Estimated Crude Oil Equivalent ($/bbl)			138 to 147	—	134 to 142
Estimated Jet Fuel Price Assumption (unhedged, incl transport) ($/gal)			~1.81	~1.79	~1.63
Impact of Fuel Hedges (Gains)/Losses ($/gal)	0.76	0.49	~0.18	—	~0.35

Interest Expense ($ mil)	71	77	~82	~85	~315
Interest Income ($ mil)	(6)	(6)	~(4)	~(4)	~(21)
Other Non-Operating (Income) / Expense ex special items ($ mil)[2]	6	(9)	~7	~7	~12

	1Q09A	2Q09A	3Q09E	4Q09E	FY09E
Cash Flow / Capital Update ($ mil) Inflow/(Outflow)
Cash Capex (non-aircraft)	(35)	(43)	~(31)	~(40)	~(150)
Net aircraft Capex (A320/A321/A330 Acquisition)	(11)	(73)	~(38)	~(76)	~(200)

Net Other Cash Flow Adjustments[3]	60	217	~81	~(102)	~256
Notes:

1.	CASM ex fuel, special items & profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

2.	Other Non-Operating (Income) / Expense ex special items include primarily gains and losses from foreign currency and the disposition of assets

3.	Includes equity issuance, debt issuance, debt principal repayment, and non-cash bond discount amortization / interest deferrals (included in interest expense)
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
October 5. 2009
Express Comments
•	US Airways Express is a network of eight regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.

	1Q09A	2Q09A	3Q09E	4Q09E	FY09E

Express Guidance

Available Seat Miles (ASMs) (bil)	3.5	3.7	~3.8	~3.4	~14.4
CASM ex fuel (YOY % change) [1]	13.93	13.05	+1% to +3%	+4% to +6%	+3% to +5%

Fuel Price (incl taxes) ($/gal)	1.51	1.67	1.91 to 1.96	1.86 to 1.91	1.73 to 1.78
Fuel Gallons Consumed (mil)	81	87	~89	~83	~339

Express Carriers

Air Wisconsin Airlines Corporation	Piedmont Airlines, Inc. [2]
Chautauqua Airlines, Inc.	PSA Airlines, Inc [2]
Colgan Air, Inc. [4]	Republic Airways
Mesa Airlines [3]	Trans States Airlines, Inc. [4]
Notes:

1.	CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc

4.	Pro-rate agreement
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
October 5. 2009
Fleet Comments
•	The Company had secured financing for the A321 aircraft deliveries through 3Q09. The remaining A320 family aircraft scheduled for delivery in 2009 have backstop financing available through the manufacturer.

•	The Company has five A330-200 aircraft deliveries scheduled for 2009 and has taken delivery of three aircraft, two of which were financed through the manufacturer and one of which was financed through a sale and leaseback transaction. We have secured financing commitments for the remaining two aircraft.
Mainline Fleet Update (End of Period)

	YE08A	1Q09A	2Q09A	3Q09A	4Q09E
Mainline
EMB-190	25	25	25	25	25
737-300	30	28	25	24	24
737-400	40	40	40	40	40
A319	93	93	93	93	93
A320	75	70	69	68	70
A321	33	35	40	45	51
A330	9	9	11	12	14
B757	39	37	37	32	28
B767	10	10	10	10	10

Total	354	347	350	349	355

Express Fleet Update (End of Period)

	YE08A	1Q09A	2Q09A	3Q09A	4Q09E
Express
DH8	61	59	56	55	50
CRJ-200	116	115	115	114	114
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	20	20	20	20	20
ERJ-145	9	9	9	9	9
EMB-175	38	38	38	38	38

Total	296	293	290	288	283

Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING
October 5. 2009
•	During the third quarter, the Company completed an underwritten public offering of 29.0 million shares common stock. The new weighted average shares outstanding for the remainder of the year are listed in the table below.

	Basic	Diluted	Interest Addback

Shares Outstanding ($ and shares mil)

For Q3
Earnings above $147 million	133.0	173.8	$8.3
Earnings between $20 million and $147 million	133.0	170.7	$5.6
Earnings up to $20 million	133.0	133.0	—
Net Loss	133.0	133.0	—

For Q4
Earnings above $180 million	161.1	201.9	$8.6
Earnings between $24 million and $180 million	161.1	198.9	$5.7
Earnings up to $24 million	161.1	161.1	—
Net Loss	161.1	161.1	—

Full Year 2009
Earnings above $548 million	133.0	160.0	$25.0
Earnings between $78 million and $548 million	133.0	157.0	$14.1
Earnings up to $78	133.0	133.0	—
Net Loss	133.0	133.0	—
Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
October 5. 2009
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & profit sharing and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended June 30, 2009, in the Company’s Prospectus Supplement filed September 24, 2009, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel costs, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
	1Q09	2Q09	3Q09 Range		4Q09 Range		FY09 Range
	Actual	Actual	Low	High	Low	High	Low	High

Mainline
Mainline Operating Expenses	$1,876	$1,911	$2,092	$2,137	$1,940	$1,981	$7,802	$7,946
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	405	419	581	596	479	492	1,885	1,912
Less Special Charges	6	1	—	—	—	—	7	6

Mainline Operating Expense excluding fuel, special items, and profit sharing	1,465	1,491	1,511	1,541	1,460	1,489	5,911	6,029

Mainline CASM (GAAP) (cts)	11.05	10.44	11.19	11.43	11.61	11.86	11.04	11.24
Mainline CASM excluding fuel, special items, and profit sharing (Non-GAAP) (cts)	8.63	8.14	8.08	8.24	8.74	8.91	8.36	8.53

Mainline ASMs (bil)	17.0	18.3	18.7	18.7	16.7	16.7	70.7	70.7

Express
Express Operating Expenses	$604	$625	$652	$666	$607	$619	$2,488	$2,533
Less Express Fuel Expense	123	145	170	174	154	159	592	601

Express Operating Expenses excluding Fuel	481	480	482	491	452	461	1,896	1,932

Express CASM (GAAP) (cts)	17.48	16.99	17.15	17.52	17.84	18.22	17.28	17.59
Express CASM Excluding Fuel (Non-GAAP) (cts)	13.93	13.05	12.68	12.93	13.30	13.56	13.16	13.42

Express ASMs (bil)	3.5	3.7	3.8	3.8	3.4	3.4	14.4	14.4

Other Non Operating (Income)/Expense
Reported Other Non-Operating (Income)/Expense	$13	$(7)	$—	$—	$—	$—	$6	$6
Less Special Charges	7	2	—	—	—	—	9	9

Other Non-Operating (Income)/Expense excluding special items	6	(9)	—	—	—	—	(3)	(3)
Note: Amounts may not recalculate due to rounding
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS
October 5. 2009
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and the Company, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; the impact of economic conditions and their impact on passenger demand and related revenues; a reduction in the availability of financing, changes in prevailing interest rates and increased costs of financing; the Company’s high level of fixed obligations and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes and operate pursuant to the terms of its financing facilities (particularly the financial covenants); the impact of fuel price volatility, significant disruptions in fuel supply and further significant increases to fuel prices; the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations, including the ability of the Company to complete the integration of the labor groups of the Company and America West Holdings; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of the integration of the Company’s business units; the impact of changes in the Company’s business model; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the impact of industry consolidation; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s route network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of insurance costs and disruptions to insurance markets; the impact of foreign currency exchange rate fluctuations; the ability to use NOLs and certain other tax attributes; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended June 30, 2009, in the Company’s Prospectus Supplement filed September 24, 2009 and in the Company’s other filings with the SEC, which are available at www.usairways.com
Please refer to the footnotes and the forward looking statements page of this document for additional information